Exhibit 3.167

Indiana Secretary of State Packet: 2006110200672 Filing Date: 11/01/2006 Effective Date: 11/01/2006

ARTICLES OF CONVERSION OF

BLACK BEAUTY COAL COMPANY

Pursuant to Indiana Code 23-l-38.5-13(c) the above-referenced Indiana general partnership desiring to effect a conversion to an Indiana limited liability company, hereby sets forth and represents the following:

ARTICLE I.

A. The name of the Indiana general partnership immediately prior to filing these Articles of Conversion is BLACK BEAUTY COAL COMPANY.

B. The name of the Indiana limited liability company following this conversion (the “Company”) shall be BLACK BEAUTY COAL COMPANY, LLC.

ARTICLE II.

The plan of conversion was properly approved in accordance with Indiana law.

ARTICLE III.

The information contained in the Articles of Organization attached hereto as Exhibit A is hereby incorporated by reference.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Conversion on the 31st day of October, 2006.

BLACK BEAUTY COAL COMPANY

By:	/s/ John F. Quinn, Jr.
John F. Quinn, Jr.
Its: Vice President

EXHIBIT A

ARTICLES OF ORGANIZATION

OF

BLACK BEAUTY COAL COMPANY, LLC

Pursuant to the provisions of the Indiana Business Flexibility Act, Indiana Code 23-18-1-1 et seq. (the “Act”), the limited liability company named below is hereby formed by the undersigned individual, acting as the sole organizer thereof, by the adoption and filing of these Articles of Organization providing as follows:

1. Name. The name of the limited liability company is BLACK BEAUTY COAL COMPANY, LLC (the “Company”).

2. Registered Office and Agent. The street address of the Company’s registered office in Indiana is 251 E. Ohio Street, Suite 1100, Indianapolis, Indiana 46204 and the name of the Company’s registered agent at that office is CT Corporation System.

3. Duration. The term of existence of the Company is perpetual, unless earlier dissolved in accordance with the Act or the Company’s Operating Agreement as in effect from time to time hereafter.

4. Management. The Company shall be managed by its members.

5. Purpose. The Company shall engage in such lawful and permitted business activities as may from time to time be authorized by the members or managers of the Company in accordance with the Company’s Operating Agreement or, in the absence thereof, in accordance with the Act.

Executed as of the 31st day of October, 2006.

BY:	/s/ John F. Quinn, Jr.
John F. Quinn, Jr.
Its: Organizer

Indiana Secretary of State Packet: 2006110200672 Filing Date: 11/20/2006 Effective Date: 11/20/2008

State of Indiana

Office of the Secretary of State

CERTIFICATE OF MERGER

of

BLACK BEAUTY COAL COMPANY, LLC

I, TODD ROKITA, Secretary of State of Indiana, hereby certify that Articles of Merger of the above Domestic Limited Liability Company (LLC) have been presented to me at my office, accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Flexibility Act.

The following non-surviving entity(s):

BLACK BEAUTY EQUIPMENT COMPANY, LLC

a(n) Domestic Limited Liability Company (LLC)

BLACK BEAUTY RESOURCES, LLC

a(n) Domestic Limited Liability Company (LLC)

merged with and into the surviving entity:

BLACK BEAUTY COAL COMPANY, LLC

NOW, THEREFORE, with this document I certify that said transaction will become effective Monday, November 20, 2006.

In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, November 20, 2006. /s/ Todd Rokita TODD ROKITA, SECRETARY OF STATE

Indiana Secretary of State Packet: 2006110200672 Filing Date: 11/20/2006 Effective Date: 11/20/2006

ARTICLES OF MERGER

OF

BLACK BEAUTY EQUIPMENT COMPANY, LLC AND

BLACK BEAUTY RESOURCES, LLC (“NON-SURVIVING LLCs”) INTO

BLACK BEAUTY COAL COMPANY, LLC (“SURVIVING LLC”)

Pursuant to LC. 23-18-7-9, and in compliance with the relevant requirements of the Indiana Code (the “Code”), the above-referenced limited liability companies, desiring to effect a merger, hereby set forth and represent the following:

ARTICLE I

Surviving Entity

A. Name. The name of the limited liability company surviving the merger is BLACK BEAUTY COAL COMPANY, LLC, and such name has not been changed as a result of the merger.

B. Jurisdiction of Organization. The Surviving LLC is a domestic Indiana limited liability company.

ARTICLE II

Non-Surviving Limited Liability Companies

A.	Name and Jurisdiction of Organization of First Non-Surviving LLC.

Name:	BLACK BEAUTY EQUIPMENT COMPANY, LLC
Jurisdiction of
Organization:	Indiana

B.	Name and Jurisdiction of Organization of Second Non-Surviving LLC.

Name:	BLACK BEAUTY RESOURCES, LLC
Jurisdiction of
Organization:	Indiana

1

ARTICLE III

Plan of Merger

A Plan of Merger (“Plan”) was adopted in accordance with and containing such information as required by the applicable laws of the State of Indiana. A copy of the Plan is attached hereto, marked as Exhibit “A” and made a part hereof.

ARTICLE IV

Authorization

The Plan was duly authorized and approved by each constituent business entity in accordance with the Code.

ARTICLE V

Effective Date

The effective date of the merger is the date of filing of these Articles of Merger with the Indiana Secretary of State.

IN WITNESS WHEREOF, the undersigned, being the President of the Surviving LLC, executes these Articles of Merger and verifies subject to the penalties of perjury, the statements contained herein are true this 17th day of November, 2006.

BLACK BEAUTY COAL COMPANY, LLC

By:	/s/ John F. Quinn, Jr.
John F. Quinn, Jr.
Its: Vice President

The Merging LLCs shall merge entirely with and into the Surviving LLC, The Surviving LLC shall retain limited liability.

PLAN OF MERGER

This Plan of Merger (the “Plan”) sets forth the terms and conditions for the merger of BLACK BEAUTY EQUIPMENT COMPANY, LLC and BLACK BEAUTY RESOURCES, LLC (collectively, the “Merging LLCs”), each Indiana limited liability companies, with and into BLACK BEAUTY COAL COMPANY, LLC (the “Surviving LLC”), an Indiana limited liability company.

RECITALS

As of the effective date and time of the merger contemplated herein, the Merging LLCs and the Surviving LLC desire to merge the Merging LLCs into the Surviving LLC (the “Merger”).

ARTICLE I

Name of Constituent Business Entities

The business entities that are the parties to this Plan are Black Beauty Coal Company, LLC, an Indiana limited liability company, Black Beauty Equipment Company, LLC, an Indiana limited liability company, and Black Beauty Resources, LLC, an Indiana, limited liability company.

ARTICLE II

Surviving Entity

The Surviving LLC shall be the surviving business entity. The name of the surviving entity upon consummation of the merger shall be:

Black Beauty Coal Company, LLC

ARTICLE III

Effective Date and Time

The Merger shall be effective upon the filing of Articles of Merger with the Indiana Secretary of State.

ARTICLE IV

Terms and Conditions

The Merging LLCs shall merge entirely with and into the Surviving LLC. The Surviving LLC shall retain limited liability.

ARTICLE V

Manner and Basis of Converting Ownership Interests

A. Black Beauty Equipment Company, LLC. In consideration of the fact that as of the effective date and time of the Merger, Black Beauty Equipment Company, LLC and the Surviving LLC shall each be owned by the same entities on the same percentage basis, upon the Merger, no membership interest in the Surviving LLC shall be exchanged for the membership interests of Black Beauty Equipment Company, LLC.

B. Black Beauty Resources, LLC. A one percent membership interest in (or fractional portion thereof) in Black Beauty Resources, LLC, as it exists immediately prior to the Merger, will become a one percent membership interest (or fractional portion thereof) in the Surviving LLC on the effective date of the Merger.

ARTICLE VI

Effect on Surviving LLC

The Certificate of Formation, the Limited Liability Company Agreement, the registered agent and the principal office of the Surviving LLC shall be unchanged upon the Merger.

IN WITNESS WHEREOF, the undersigned have executed this Plan of Merger this          day of November, 2006.

BLACK BEAUTY EQUIPMENT COMPANY, LLC		BLACK BEAUTY COAL COMPANY, LLC

By:		By.
	John F. Quinn, Jr.		John F. Quinn, Jr.
Its:	Vice President	Its:	Vice President

BLACK BEAUTY RESOURCES, LLC

By:	John F. Quinn, Jr.
Its:	Vice President

Indiana Secretary of State

Packet: 2006110200672

Filing Date: 11/03/2009

Effective Date: 11/03/2009

ARTICLES OF AMENDMENT OF THE ARTICLES OF ORGANIZATION State Form 49460 (R / 1-03) Approved by State Board of Accounts 1999	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St. Rm. E016 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:

Use 81/2” x 11” white paper for attachments.

Present original and one copy to the address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-18-2-5 Filing Fee: $30.00

ARTICLES OF AMENDMENT OF THE

ARTICLES OF ORGANIZATION OF:

Name of Limited Liability Company Black Beauty Coal Company, LLC	Date of Organization November 1, 2006

The undersigned manager or member of the above referenced Limited Liability Company (hereinafter referred to as the “LLC”) existing pursuant to the provisions of: Indiana Business Flexibility Act as amended (hereinafter referred to as the “Act”), desiring to give notice of action effectuating amendment of certain provisions of its Articles of Organization, certifies the following facts:

ARTICLE I Amendment(s)

The exact Text of Article(s)	“I”	of the Articles

of Organization is now as follows:

(NOTE: If amending the name of LLC, write Article “1” in space above and write “The name of the LLC is                         ,” below.)

The name of the limited liability company is Black Beauty Coal Company, LLC. Article I of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody Midwest Mining, LLC”

ARTICLE II

Date of each amendment’s adoption:

November 2, 2009

(Continued on the reverse side)

ARTICLE III Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment constitute full legal compliance with the provisions of the Act, and the Articles of Organization.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 2nd day of November. 2009.

Signature of current manager or member of LLC	Printed name of manager or member

/s/ Kenneth L. Wagner	Kenneth L. Wagner

Signature’s title Vice President and Secretary of the Sole Member Peabody Midwest Operations, LLC

Indiana Secretary of State

Packet: 2006110200672

Filing Date: 03/12/2010

Effective Date: 03/12/2010

NOTICE OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT (ALL ENTITIES) State Form 26276 (R7 / 1-03)	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

INSTRUCTIONS:

Use 8 1/2" x 11" white paper for attachments.

Present original and one (1) copy to address in upper right corner of this form.

Please TYPE or PRINT.

Please visit our office on the web at www.sos.in.gov.

Indiana Code 23-1-24-2 (for profit corporation) Indiana Code 23-17-6-2 (non-profit corporation) NO FILING FEE

Name of entry State ID #: 2006110200672	Date of incorporation / organization / admission
PEABODY MIDWEST MINING, LLC	11/01/2006

Current registered office address (number and street, city, state, ZIP code)

251 E Ohio Street, Suite 1100, Indianapolis, IN 46204

New registered office address (number and street, city, state, ZIP code)

251 East Ohio Street, Suite 500 Indianapolis, IN 46204

Current registered agent (type or print name)

CT Corporation System

New registered agent (type or print name)

Corporation Service Company

STATEMENTS BY REGISTERED AGENT OR ENTITY

This statement is a representation that the new registered agent has consented to the appointment as registered agent, or statement attached signed by registered agent giving consent to act as the new registered agent.

After the change or changes are made, the street address of this corporation’s registered agent and the address of its registered office will be identical.

The registered agent filing this statement of change of the registered agent’s business street address has notified the represented corporation in writing of the change and the notification was manually signed or signed in facsimile

IN WITNESS WHEREOF, the undersigned executes this notice and verifies, subject to the penalties of perjury, that the statements contained herein are true, this 10th day of March, 2010.

Signature	Title
/s/ Blanca Lozada	Blanca Lozada, Authorized Person

Indiana Secretary of State Packet: 2006110200672 Filing Date: 03/12/2010 Effective Date: 03/12/2010

AGENT ACKNOWLEDGEMENT OF ACCEPTANCE

Corporation Service Company has given consent to appointment as agent to accept service of process on behalf of: PEABODY MIDWEST MINING, LLC